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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

              We consent to the references to our firm under the caption "Experts" and to the use of our report dated November 23, 2005 (except as to Note 17 as to which the date is January 18, 2006) in Amendment No. 7 to the Registration Statement (Form S-1 No. 333-127973) and related Prospectus of Traffic.com, Inc. for the Registration of 6,550,000 shares of its common stock.

/s/ Ernst & Young LLP

Philadelphia, PA
January 19, 2006

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Consent of Independent Registered Public Accounting Firm